EXHIBIT 7.27
                                                                    ------------



                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          TALON MANAGEMENT HOLDINGS LLC

            This Limited Liability Company Agreement (this "Agreement") of Talon Management Holdings LLC (the "Company"), dated and effective as of April 24, 2007, is entered into by and among James R. Crane (the "Managing Member"), E. Joseph Bento, Gregory Weigel, Keith Winters, Vittorio Favati, Bruno Sidler, Ronald Talley and Sam Slater (collectively the "Non-Managing Members" and, collectively with the Managing Member, the "Members").

            WHEREAS, the Company, pursuant to an assignment from the Managing Member of his interest therein, is a member of Talon Holdings LLC, a Delaware limited liability company ("Parent"), and a party to the Limited Liability Company Agreement of Parent, dated as of March 23, 2007, by and among the Company, Centerbridge Capital Partners, L.P., Cenberbridge Capital Partners Strategic, L.P., Centerbridge Capital Partners SBS, L.P. and The Woodbridge Company Limited (the "Parent LLC Agreement"); and

            WHEREAS, Parent is a party to that certain Agreement and Plan of Merger, dated as of March 18, 2007 (the "Merger Agreement"), by and among Parent, Talon Acquisition Co., a Texas corporation and wholly-owned subsidiary of Parent ("Merger Sub") and EGL, Inc., a Texas corporation ("EGL"), providing for the merger of Merger Sub with and into EGL.

            NOW, THEREFORE, the Members, by execution of this Agreement, hereby form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (as amended from time to time, the "Act"), and hereby agree as follows:

                                    ARTICLE I

                       ORGANIZATIONAL MATTERS; MANAGEMENT

            1.1. Name. The name of the limited liability company formed hereby is Talon Management Holdings LLC.

            1.2. Certificates. James R. Crane is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware and will execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware and any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

            1.3. Purposes. The purpose and business of the Company is to engage in any and all lawful acts and activity for which limited liability companies may be organized under the Act.



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            1.4.  Powers. Except as otherwise provided in this Agreement, the
Act or any other applicable laws and regulations, the Company shall have the power and authority to take any and all actions that are necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes described herein.

            1.5. Principal Business Office. The principal business office of the Company shall be located at such location as may hereafter be determined by the Managing Member.

            1.6. Registered Office. The address of the Company's registered office in Delaware is at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

            1.7. Registered Agent. The name and address of the registered agent in Delaware for service of process are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

            1.8. Members. The names and mailing addresses of the Members are as follows:

      ---------------------------------------------------------------
                  Name                           Address
      ---------------------------------------------------------------
      James R. Crane                     c/o EGL, Inc.
                                         15350 Vickery Drive
                                         Houston, Texas 77032
      ---------------------------------------------------------------
      E. Joseph Bento                    c/o EGL, Inc. 15350 Vickery
                                         Drive Houston, Texas 77032
      ---------------------------------------------------------------
      Gregory Weigel                     c/o EGL, Inc.
                                         15350 Vickery Drive
                                         Houston, Texas 77032
      ---------------------------------------------------------------
      Keith Winters                      c/o EGL, Inc.
                                         15350 Vickery Drive
                                         Houston, Texas 77032
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      ---------------------------------------------------------------
      Vittorio Favati                    c/o EGL, Inc.
                                         15350 Vickery Drive
                                         Houston, Texas 77032
      ---------------------------------------------------------------
      Bruno Sidler                       c/o EGL, Inc.
                                         15350 Vickery Drive
                                         Houston, Texas 77032
      ---------------------------------------------------------------
      Ronald Talley                      c/o EGL, Inc.
                                         15350 Vickery Drive
                                         Houston, Texas 77032
      ---------------------------------------------------------------
      Sam Slater                         c/o EGL, Inc.
                                         15350 Vickery Drive
                                         Houston, Texas 77032
      ---------------------------------------------------------------


            1.9. Management. James R. Crane is hereby designated the "Managing Member" of the Company. The Managing Member shall have the sole and exclusive control over the management, business and affairs of the Company, and shall make all decisions and take all actions for the Company not otherwise provided for in this Agreement.

            1.10. Admission as Members. The Members are deemed admitted as Members of the Company upon their execution and delivery of this Agreement



                                   ARTICLE II

                CAPITALIZATION; DISTRIBUTIONS; PROFITS AND LOSSES

            2.1.  Capital Contributions; Capital Commitments.

            (a) Managing Member Capital Contribution. The Managing Member hereby commits to contribute to the Company, immediately prior to the closing of the transactions contemplated by the Merger Agreement, all cash and common stock of EGL he would otherwise be required to contribute to Parent pursuant to the terms of his Equity Commitment Letter, dated as of March 18, 2007, as it may be amended from time to time, by and between the Managing Member and Parent (the "Crane Equity Commitment Letter"), which contribution will then be used by the Company to make a capital contribution to Parent in connection with the closing of the transactions contemplated by the Merger Agreement. All EGL common stock contributed by the Managing Member will be valued as set forth in the Crane Equity Commitment Letter. Notwithstanding the foregoing, in the event that the Managing Member transfers any cash and/or common stock of EGL directly to Parent for the benefit of the Company in connection with the closing of the transactions contemplated by the Merger Agreement, he will be deemed to have contributed such amounts to the Company which in turn will be deemed to have contributed them to Parent.



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            (b)   Non-Managing Member Capital Contributions. Each of the
Non-Managing Members hereby commits to contribute to the Company, promptly upon receipt thereof, one-half of the after-tax proceeds received by such Non-Managing Member in respect of his common stock, restricted stock or options of EGL in connection with the closing of the transactions contemplated by the Merger Agreement (as to each Non-Managing Member, the "Investment Amount"), which amounts will then be used by the Company to make a capital contribution to Parent. The Investment Amount for each Non-Managing Member will be determined by the Managing Member in good faith assuming the highest marginal tax rate applicable to such Non-Managing Member. Notwithstanding the foregoing, in the event that any Non-Managing Member transfers its Investment Amount directly to Parent for the benefit of the Company, he will be deemed to have contributed such amounts to the Company which in turn will be deemed to have contributed them to Parent.

            2.2. Additional Contributions. Except as set forth in Section 2.1, a Member is not required to make any additional capital contribution to the Company, and without the consent of the Managing Member, shall not make any additional capital contributions.

            2.3.  Distributions.

            (a) General. Except as set forth in Section 2.3(b), all distributions by the Company to the Members shall be shared by the Members pro-rata in proportion to their capital contributions.

            (b) Distributions of Termination Fee. Notwithstanding Section 2.3(a), in the event that Parent receives, pursuant to the Merger Agreement, any payment of the Termination Fee (as defined in the Merger Agreement) and thereafter distributes to the Company, on account of its membership interest in Parent, its applicable percentage thereof, all distributions by the Company to the Members in respect of such amount shall be shared by the Members in the following proportions: 1% to the Managing Member; 18% to E. Joseph Bento; 12% to Gregory Weigel; 12% to Keith Winters; 18% to Vittorio Favati; 9% to Bruno Sidler; 18% to Ronald Talley; and 12% to Sam Slater (collectively, the "Section 2.3(b) Percentages"); provided, however, that notwithstanding anything to the contrary contained herein, in the event that, in connection with a receipt of the Termination Fee by Parent, the Company receives any distribution from Parent in respect of costs and expenses actually incurred by it or by the Managing Member for the benefit of Parent in accordance with Section 2.3 of the Parent LLC Agreement and that certain Interim Investors Agreement, dated as of March 18, 2007, by and among the Managing Member, affiliates of Centerbridge Partners, L.P. and The Woodbridge Company Limited, all distributions by the Company in respect of such amounts shall be made 100% to the Managing Member; provided, further, however, that in the event a Non-Managing Member terminates his employment with EGL prior to the payment of any Termination Fee to Parent, then such Non-Managing Member's Section 2.3(b) Percentage shall be deemed to be zero and the Section 2.3(b) Percentage previously allocated to such Non-Managing Member shall be reallocated among the other Non-Managing Members (whose employment was not so terminated) pro-rata in accordance with their Section 2.3(b) Percentages (determined immediately prior to such termination).



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            (c)   Timing of Distributions. It is agreed that any amounts
contemplated by Section 2.3(b) will be distributed to the Members promptly upon receipt thereof by the Company. All other distributions shall be made at the times and in the aggregate amounts determined by the Managing Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Members on account of their interests in the Company if such distribution would violate the Act or other applicable law.

            2.4. Profits and Losses. Profits and losses of the Company shall be allocated for all purposes (including, without limitation, tax purposes) among the Members by the Managing Member in a manner consistent with the economic provisions of this Agreement.

            2.5. Withholding. All distributions shall be made only after giving effect to any required withholding by the Company.

            2.6. Section 83(b) Election. The Non-Managing Members hereby agree to timely file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to their membership interests in the Company. The Managing Member hereby agrees to indemnify each Non-Managing Member for the excess, if any, of the net tax liability actually incurred by such Member with respect to his respective interest in the Company over the net tax liability that would have been incurred by such Member with respect to such interest had such election not been made.

                                  ARTICLE III

                               GENERAL PROVISIONS

            3.1. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

            3.2. Assignments/Transfers. No Member may transfer or assign its rights hereunder without the consent of the Managing Member.

            3.3. Dissolution. (a) The Company shall dissolve and its affairs shall be wound up upon the written consent of the Managing Member or the entry of a decree of judicial dissolution under Section 18-802 of the Act.

            (b) The bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

            (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in
Section 18-804 of the Act.



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            (d)   Upon the cancellation of the Certificate of Formation of the
Company in accordance with the Act, the Company and this Agreement shall terminate.

            3.4. Severability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

            3.5. Entire Agreement. This Agreement constitutes the entire agreement of the Members with respect to the subject matter hereof.

            3.6. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

            3.7. Amendments. The Managing Member shall, in its sole discretion, have the authority to amend the provisions of this Agreement; provided, however, that any amendment to the provisions of Section 2.2, Section 2.3(b) or Section
3.1 that adversely effects any Member shall require the consent of the Member adversely effected.

            3.8. Sole Benefit of the Members. Except as expressly provided in this Agreement, the provisions of this Agreement are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

            3.9. Legal Counsel Relationships. The Members acknowledge and agree that Weil, Gotshal & Manges LLP has represented the Company and the Managing Member in connection with this Agreement and other transactions related hereto (the "Transactions"). Except for Weil, Gotshal & Manges LLP's representation of the Company and the Managing Member with respect to the Transactions, in no event shall an attorney-client relationship exist between Weil, Gotshal & Manges LLP on the one hand and any other Member on the other hand.





            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]





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            IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.





                                         /s/James R. Crane
                                         ---------------------------------------
                                         James R. Crane





                                         /s/ E. Joseph Bento
                                         ---------------------------------------
                                         E. Joseph Bento




                                         /s/ Gregory Weigel
                                         ---------------------------------------
                                         Gregory Weigel




                                         /s/ Keith Winters
                                         ---------------------------------------
                                         Keith Winters




                                         /s/ Vittorio Favati
                                         ---------------------------------------
                                         Vittorio Favati




                                         /s/ Bruno Sidler
                                         ---------------------------------------
                                         Bruno Sidler




                                         /s/ Ronald Talley
                                         ---------------------------------------
                                         Ronald Talley




                                         /s/ Sam Slater
                                         ---------------------------------------
                                         Sam Slater



             SIGNATURE PAGE TO LIMITED LIABILITY COMPANY AGREEMENT
                        OF TALON MANAGEMENT HOLDINGS LLC




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